CHS Inc.
Deferred Compensation Plan
Master Plan Document

CHS Inc.
Deferred Compensation Plan
Master Plan Document
(2015 Restatement)
First Adopted Effective December 30, 2004
As Amended and Restated Effective May 19, 2015

CHS Inc.
Deferred Compensation Plan
Master Plan Document

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CHS Inc.
Deferred Compensation Plan
Master Plan Document

ARTICLE 8	Disability Benefit	18
8.1	Disability Benefit	18
8.2	Payment of Disability Benefit	18
ARTICLE 9	Death Benefit	19
9.1	Death Benefit	19
9.2	Payment of Death Benefit	19
ARTICLE 10	Director Retirement Plan Benefit	19
10.1	Director Retirement Plan Benefit	19
10.2	Payment of Director Retirement Plan Benefit	19
10.3	Benefit Distribution Date	19
10.4	Effect of Change in Control	20
ARTICLE 11	Beneficiary Designation	20
11.1	Beneficiary	20
11.2	Beneficiary Designation; Change; Spousal Consent	20
11.3	Acknowledgement	20
11.4	No Beneficiary Designation	20
11.5	Doubt as to Beneficiary	20
11.6	Discharge of Obligations	20
ARTICLE 12	Leave of Absence	21
12.1	Paid Leave of Absence	21
12.2	Unpaid Leave of Absence	21
ARTICLE 13	Termination of Plan, Amendment or Modification	21
13.1	Termination of Plan	21
13.2	Amendment	21
13.3	Plan Agreement	22
13.4	Effect of Payment	22
ARTICLE 14	Administration	22
14.1	Committee Duties	22
14.2	Administration Upon Change In Control	22
14.3	Agents	23
14.4	Binding Effect of Decisions	23
14.5	Indemnity of Committee	23
14.6	Employer Information	23
ARTICLE 15	Other Benefits and Agreements	24
15.1	Coordination with Other Benefits	24

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CHS Inc.
Deferred Compensation Plan
Master Plan Document

ARTICLE 16	Claims Procedures	24
16.1	Presentation of Claim	24
16.2	Notification of Decision	24
16.3	Review of a Denied Claim	25
16.4	Decision on Review	25
16.5	Legal Action	25
16.6	Determinations	25
ARTICLE 17	Trust	26
17.1	Establishment of the Trust	26
17.2	Interrelationship of the Plan and the Trust	26
17.3	Distributions From the Trust	26
ARTICLE 18	Miscellaneous	26
18.1	Status of Plan	26
18.2	Unsecured General Creditor	26
18.3	Employer’s Liability	26
18.4	Nonassignability	26
18.5	Not a Contract of Employment	27
18.6	Furnishing Information	27
18.7	Terms	27
18.8	Captions	27
18.9	Governing Law	27
18.10	Notice	27
18.11	Successors	28
18.12	Spouse’s Interest	28
18.13	Validity	28
18.14	Incompetent	28
18.15	Deduction Limitation on Benefit Payments	28
18.16	Insurance	28

APPENDIX A - Share Option Plan Accounts	A-1
APPENDIX B - Supplemental Savings Plan Accounts	B-1
APPENDIX C - Supplemental Executive Retirement Plan Savings Accounts	C-1
APPENDIX D - Agriliance LLC Deferred Compensation Plan Accounts	D-1

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CHS Inc.
Deferred Compensation Plan
Master Plan Document

CHS INC.
DEFERRED COMPENSATION PLAN
Adopted Effective December 30, 2004

Purpose
The purpose of this Plan is to provide specified benefits to Directors and a select group of management or highly compensated Employees who contribute materially to the continued growth, development and future business success of CHS Inc., a Minnesota corporation, and its subsidiaries, if any, that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.
ARTICLE 1
Definitions
For the purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1
“Account Balance” shall mean, with respect to a Participant, an entry on the records of the Employer equal to the sum of (i) the Deferral Account balance, (ii) the Company Contribution Account balance, (iii) the Company Restoration Matching Account balance, and (iv) the SOP Account balance, if any, transferred to this Plan in accordance with Appendix A. For purposes of this Section 3.10 and Article 13 only, the term “Account Balance” also includes the Director Retirement Plan Account balance of any Company Director. The Account Balance shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.2
“Annual Deferral Amount” shall mean that portion of a Participant’s Base Salary, Bonus and Director Fees that a Participant defers in accordance with Article 3 for any one Plan Year, without regard to whether such amounts are withheld and credited during such Plan Year. In the event of a Participant’s Retirement, Disability, death or Separation from Service prior to the end of a Plan Year, such year’s Annual Deferral Amount shall be the actual amount withheld prior to such event.

1.3
“Annual Director Retirement Plan Amount” shall mean the amount credited to the Director Retirement Plan Account of a non‑employee Company Director for any one fiscal year in accordance with Section 3.7.

1.4
“Annual Installment Method” shall be an annual installment payment over the number of years selected by the Participant in accordance with this Plan, calculated as follows: (i) for the first annual installment, the Participant’s vested Account Balance shall be calculated as of the close of business on or around the Participant’s Benefit Distribution Date, as determined by the Committee in its sole discretion, and (ii) for remaining annual installments, the Participant’s vested Account Balance shall be calculated on every anniversary of such calculation date, as applicable. Each annual installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one and the denominator of which is the remaining number of annual payments due the Participant. By way of example, if the Participant elects a ten (10) year Annual Installment Method for the Retirement Benefit, the first payment shall be 1/10 of the vested Account Balance,

CHS Inc.
Deferred Compensation Plan
Master Plan Document

calculated as described in this definition. The following year, the payment shall be 1/9 of the vested Account Balance, calculated as described in this definition.

1.5
“Base Salary” shall mean the annual cash compensation relating to services performed during any calendar year, excluding distributions from nonqualified deferred compensation plans, bonuses, commissions, overtime, fringe benefits, profit sharing contributions, stock options, relocation expenses, incentive payments, non‑monetary awards, director fees and other fees, and automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee’s gross income). Base Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or nonqualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant’s gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by any Employer; provided, however, that all such amounts will be included in compensation only to the extent that had there been no such plan, the amount would have been payable in cash to the Employee. In no event shall Base Salary include any amounts payable to the Participant prior to the commencement of his or her participation in this Plan.

1.6
“Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 10, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.7
“Beneficiary Designation Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.8
“Benefit Distribution Date” shall mean the date that triggers distribution of a Participant’s vested Account Balance. A Participant’s Benefit Distribution Date shall be determined upon the occurrence of any one of the following:

(a)
If the Participant Retires, his or her Benefit Distribution Date shall be the last day of the six‑month period immediately following the date on which the Participant Retires; provided, however, in the event the Participant changes his or her Retirement Benefit election in accordance with Section 6.2(a), his or her Benefit Distribution Date shall be postponed in accordance with such Section 6.2(a); or

(b)
If the Participant experiences a Separation from Service, his or her Benefit Distribution Date shall be the last day of the six‑month period immediately following the date on which the Participant experiences a Separation from Service; or

(c)
The date on which the Committee is provided with proof that is satisfactory to the Committee of the Participant’s death, if the Participant dies prior to the complete distribution of his or her vested Account Balance; or

(d)	The date on which the Committee determines the Participant is Disabled; or

(e)
The date on which the Affected Corporation (as defined in Section 1.11) experiences a Change in Control, as determined by the Committee in its sole discretion, if (i) the Participant has elected to receive a Change in Control Benefit, as set forth in Section 1.12

CHS Inc.
Deferred Compensation Plan
Master Plan Document

below, and (ii) if a Change in Control occurs prior to the Participant’s Separation from Service, Retirement, death or Disability.

1.9	“Board” shall mean the board of directors of the Company.

1.10
“Bonus” shall mean any compensation, in addition to Base Salary, earned by a Participant for services rendered during a Plan Year as further specified on an Election Form approved by the Committee in its sole discretion, under any Employer’s annual bonus and cash incentive plans (and long term incentive plans).

1.11
“Change in Control” shall mean the occurrence of a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of the assets,” as defined under Treasury Regulation § 1.409A‑3(i)(5), of the Affected Corporation. For this purpose, the Affected Corporation is the Participant’s Employer, or any corporation (including the Company) in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending with the Participant’s Employer. A “majority shareholder” is a shareholder owning more than 50 percent of the total fair market value and total voting power of such corporation.

1.12	“Change in Control Benefit” shall have the meaning set forth in Article 5.

1.13	“Claimant” shall have the meaning set forth in Section 16.1.

1.14	“Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

1.15	“Committee” shall mean the committee described in Article 14.

1.16	“Company” shall mean CHS Inc., a Minnesota corporation, and any successor to all or substantially all of the Company’s assets or business.

1.17
“Company Contribution Account” shall mean (i) the sum of the Participant’s Company Contribution Amounts, plus (ii) amounts credited or debited to the Participant’s Company Contribution Account in accordance with this Plan, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Company Contribution Account.

1.18	“Company Contribution Amount” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.5.

1.19
“Company Restoration Matching Account” shall mean (i) the sum of all of a Participant’s Company Restoration Matching Amounts, plus (ii) amounts credited or debited to the Participant’s Company Restoration Matching Account in accordance with this Plan, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Company Restoration Matching Account.

1.20	“Company Restoration Matching Amount” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.6.

1.21	“Death Benefit” shall mean the benefit set forth in Article 9.

1.22	“Deduction Limitation” shall mean the limitation on a benefit that may otherwise be distributable pursuant to the provisions of this Plan, as set forth in Section 18.15.

CHS Inc.
Deferred Compensation Plan
Master Plan Document

1.23
“Deferral Account” shall mean (i) the sum of all of a Participant’s Annual Deferral Amounts, plus (ii) amounts credited or debited to the Participant’s Deferral Account in accordance with this Plan, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.

1.24	“Director” shall mean any member of the board of directors of any Employer.

1.25	“Director Fees” shall mean the annual fees earned by a Director from any Employer, including retainer fees and meetings fees, as compensation for serving on the board of directors.

1.26
“Director Retirement Plan” shall mean the non‑elective deferred compensation plan covering non‑employee Directors of the Company. Annual Director Retirement Plan Amounts shall be credited to the Director Retirement Plan Accounts of Directors of the Company in accordance with Section 3.7. Company Directors may direct investment of their Director Retirement Plan Accounts in one or more Measurement Funds in accordance with the rules prescribed by the Committee under Section 3.10. The Director Retirement Plan Accounts shall be paid in the manner described in Article 10.

1.27
“Director Retirement Plan Account” shall mean (i) the sum of a Participant’s Annual Director Retirement Plan Amounts, plus (ii) amounts credited or debited to the Participant’s Director Retirement Plan Account in accordance with this Plan, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Director Retirement Plan Account.

1.28	“Director Retirement Plan Benefit” shall mean the benefit set forth in Article 10.

1.29
“Disability” or “Disabled” shall mean that a Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident or health plan covering employees of the Participant’s Employer.

1.30	“Disability Benefit” shall mean the benefit set forth in Article 8.

1.31
“Election Form” shall mean the form, which may be in electronic format, established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

1.32	“Employee” shall mean a person who is an employee of any Employer.

1.33
“Employer(s)” shall mean the Company and/or any of its subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Committee to participate in the Plan and have adopted the Plan as a sponsor.

1.34	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.35
“401(k) Plan” shall mean, with respect to an Employer, a plan qualified under Code Section 401(a) that contains a cash or deferral arrangement described in Code Section 401(k), adopted by the Employer, as it may be amended from time to time, or any successor thereto.

CHS Inc.
Deferred Compensation Plan
Master Plan Document

1.36
“Participant” shall mean any Employee or Director (i) who is selected to participate in the Plan, (ii) who submits an executed Plan Agreement, Election Form and Beneficiary Designation Form, which are accepted by the Committee, and (iii) whose Plan Agreement has not terminated. Each non‑employee Director of the Company shall become a Participant for purposes of the Director Retirement Plan component of this Plan upon becoming a member of the Company’s Board.

1.37	“Plan” shall mean the CHS Inc. Deferred Compensation Plan, which shall be evidenced by this instrument and by each Plan Agreement, as they may be amended from time to time.

1.38
“Plan Agreement” shall mean a written agreement, as may be amended from time to time, which is entered into by and between an Employer and a Participant. Each Plan Agreement executed by a Participant and the Participant’s Employer shall provide for the entire benefit to which such Participant is entitled under the Plan; should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Employer shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement. The terms of any Plan Agreement may be different for any Participant, and any Plan Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Employer and the Participant.

1.39
“Plan Year” shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year. The first Plan Year for which the Plan shall be in effect shall commence on January 1, 2005.

1.40
“Retirement”, “Retire(s)” or “Retired” shall mean, with respect to an Employee, Separation from Service from all Employers for any reason other than a leave of absence, death or Disability on or after the earlier of the attainment of (a) age sixty‑five (65) or (b) age fifty‑five (55) with ten (10) Years of Service; and shall mean with respect to a Director who is not an Employee, Separation from Service as a Director with all Employers on or after the attainment of age sixty (60).

1.41	“Retirement Benefit” shall mean the benefit set forth in Article 6.

1.42	“Scheduled Distribution” shall mean the distribution set forth in Section 4.1.

1.43
“Terminate the Plan”, “Termination of the Plan” shall mean a determination by an Employer’s board of directors that (i) all of its Participants shall no longer be eligible to participate in the Plan, (ii) all deferral elections for such Participants shall terminate, and (iii) such Participants shall no longer be eligible to receive company contributions under this Plan.

1.44	“Termination Benefit” shall mean the benefit set forth in Article 7.

1.45
“Separation from Service” shall mean the separation from service (within the meaning of Treas. Regs. § 1.409A‑1(h)) with the Company Controlled Group, voluntarily or involuntarily, for any reason other than Retirement, Disability or death. Whether a separation from service has occurred is determined under Code Section 409A and Treasury Regulation 1.409A‑1(h) (i.e., whether the facts and circumstances indicate that the Employer and the employee reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the employee would perform after such date (whether as an employee or independent contractor) would permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed (whether as an employee or an independent contractor) over the

CHS Inc.
Deferred Compensation Plan
Master Plan Document

immediately preceding thirty‑six (36) month period (or the full period of services to the employer if the employee has been providing services to the employer less than thirty‑six (36) months)). Separation from service shall not be deemed to occur while the employee is on military leave, sick leave or other bona fide leave of absence if the period does not exceed six (6) months or, if longer, so long as the employee retains a right to reemployment with any member of the Company Controlled Group under an applicable statute or by contract. For this purpose, a leave is bona fide only if, and so long as, there is a reasonable expectation that the employee will return to perform services for any member of the Company Controlled Group. Notwithstanding the foregoing, a twenty‑nine (29)‑month period of absence will be substituted for such six (6) month period if the leave is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of no less than six (6) months and that causes the employee to be unable to perform the duties of his or her position of employment. For this purpose, the “Company Controlled Group” is the Participant’s Employer and all persons with whom the Employer would be considered a single employer under Code sections 414(b) and 414(c); provided that, in applying Code sections 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations under Code section 414(b), the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears therein, and in applying Treas. Regs. § 1.414(c)‑2 for purposes of determining trades or businesses that are under common control for purposes of Code section 414(c), “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears therein. For purposes of this Plan, a “Separation from Service” shall mean a complete severance of a Director’s relationship as a director of the Employer and all affiliates within the Company Controlled Group, if any, and as an independent contractor of the Employer and all affiliates within the Company Controlled Group, if any, for any reason (including death). A Director may have a Separation from Service upon resignation as a director even if the Director then becomes an officer or employee.

1.46	“Trust” shall mean one or more trusts established by the Company in accordance with Article 16.

1.47
“Unforeseeable Financial Emergency” shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant, the Participant’s spouse, or a dependent of the Participant, (ii) a loss of the Participant’s property due to casualty, or (iii) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

1.48
“Years of Service” shall mean an Employee’s period of service with CHS Inc., a participating Employer or a related employer measured in full years.  A Participant shall receive credit for one full year of “Service” for each Plan Year in which the Participant had at least 1,000 hours of service for CHS Inc., a participating Employer or related employer. For purposes of this section, a “related employer” means the member services department of Land O’ Lakes, Inc. and any trade or business that is part of a parent-subsidiary controlled group with CHS Inc. as determined under Code Sections 1563(a)(1) and 414(c), except that “at least 25 percent” voting control and ownership shall be used instead of “at least 80 percent” for purposes of establishing a controlled group.

CHS Inc.
Deferred Compensation Plan
Master Plan Document

ARTICLE 2
Selection, Enrollment, Eligibility

2.1
Selection.     Participation in the Plan shall be limited to Directors and, as determined by the Chief Executive Officer in his or her sole discretion, a select group of management or highly compensated Employees. From that group, the Chief Executive Officer shall select, in his or her sole discretion, those individuals who may actually participate in this Plan.

2.2	Enrollment and Eligibility Requirements; Commencement of Participation.

(a)
As a condition to participation, each Director or selected Employee who is eligible to participate in the Plan effective as of the first day of a Plan Year shall complete, execute and return to the Committee a Plan Agreement, an Election Form and a Beneficiary Designation Form, prior to the first day of such Plan Year, or such other earlier deadline as may be established by the Committee in its sole discretion. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines, in its sole discretion, are necessary.

(b)
A Director or selected Employee who first becomes eligible to participate in this Plan (and all other deferred compensation plans required to be aggregated with the Plan under Code Section 409A) after the first day of a Plan Year must complete these requirements within thirty (30) days after he or she first becomes eligible to participate in the Plan, or within such other earlier deadline as may be established by the Committee, in its sole discretion, in order to participate for that Plan Year. In such event, such person’s participation in this Plan shall not commence earlier than the date determined by the Committee pursuant to Section 2.2(c) and such person shall not be permitted to defer under this Plan any portion of his or her Base Salary, Bonus and/or Director Fees that are paid with respect to services performed prior to his or her participation commencement date, except as permitted by Section 3.3(c). Notwithstanding the foregoing, the Committee may, in its sole discretion, prohibit a deferral or specify an automatic time and form of payment if it determines that, based on the timing of a Participant’s entry into the Plan during a given deferral period, a voluntary deferral election of that Bonus would be administratively burdensome or impractical.

(c)
Each Director or selected Employee who is eligible to participate in the Plan shall commence participation in the Plan on the date that the Committee determines, in its sole discretion, that the Director or Employee has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period. Notwithstanding the foregoing, the Committee shall process such Participant’s deferral election as soon as administratively practicable after such deferral election is submitted to and accepted by the Committee.

(d)
If a Director or an Employee fails to meet all requirements contained in this Section 2.2 within the period required, that Director or Employee shall not be eligible to participate in the Plan during such Plan Year.

2.3	Director Retirement Plan. Notwithstanding the foregoing, each non‑employee Director of the Company shall, upon becoming a member of the Company’s Board, automatically become a

CHS Inc.
Deferred Compensation Plan
Master Plan Document

Participant for purposes of the non‑elective Director Retirement Plan component of this Plan. Each Director of the Company shall complete and return to the Committee a Beneficiary Designation Form and an Election Form with respect to the Measurement Funds available under Section 3.10, but no Election Form with respect time and form of payment of Director Retirement Plan Accounts shall be necessary.

2.4
Termination of a Participant’s Eligibility.     The Committee shall have the right, in its sole discretion, to (i) terminate any deferral election the Participant has made for the remainder of the Plan Year in which the Committee makes such determination, (ii) prevent the Participant from making future deferral elections, and/or (iii) take further action that the Committee deems appropriate to the extent permitted under Code Section 409A. Notwithstanding the foregoing, in the event of a Termination of the Plan in accordance with Section 1.43, the termination of the affected Participants’ eligibility for participation in the Plan shall not be governed by this Section 2.3, but rather shall be governed by Section 1.43 and Section 13.1. In the event that a Participant is no longer eligible to defer compensation under this Plan, the Participant’s Account Balance shall continue to be governed by the terms of this Plan until such time as the Participant’s Account Balance is paid in accordance with the terms of this Plan.

ARTICLE 3
Deferral Commitments/Company Contribution Amounts/
Company Restoration Matching Amounts/Vesting/Crediting/Taxes

3.1	Minimum Deferrals.

(a)
Annual Deferral Amount. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Salary, Bonus and/or Director Fees in the following minimum amounts for each deferral elected:

Deferral	Minimum Amount
Base Salary and/or Bonus	$2,000 aggregate
Director Fees	$0
If the Committee determines, in its sole discretion, prior to the beginning of a Plan Year that a Participant has made an election for less than the stated minimum amounts, or if no election is made, the amount deferred shall be zero. If the Committee determines, in its sole discretion, at any time after the beginning of a Plan Year that a Participant has deferred less than the stated minimum amounts for that Plan Year, any amount credited to the Participant’s Account Balance as the Annual Deferral Amount for that Plan Year shall be distributed to the Participant within sixty (60) days after the last day of the Plan Year in which the Committee determination was made.

(b)
Short Plan Year. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year the minimum Annual Deferral Amount shall be an amount equal to the minimum set forth above, multiplied by a fraction, the numerator

CHS Inc.
Deferred Compensation Plan
Master Plan Document

of which is the number of complete months remaining in the Plan Year and the denominator of which is 12.

3.2	Maximum Deferral.

(a)
Annual Deferral Amount. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Salary, Bonus and/or Director Fees up to the following maximum percentages for each deferral elected:

Deferral	Maximum Percentage
Base Salary	75%
Bonus	100%
Director Fees	100%

(b)
Short Plan Year. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, the maximum Annual Deferral Amount shall be limited to the amount of compensation not yet earned by the Participant as of the date the Participant submits a Plan Agreement and Election Form to the Committee for acceptance.

3.3	Election to Defer; Effect of Election Form.

(a)
First Plan Year. In connection with a Participant’s commencement of participation in the Plan, the Participant shall make an irrevocable deferral election for the Plan Year in which the Participant commences participation in the Plan, along with such other elections as the Committee deems necessary or desirable under the Plan. For these elections to be valid, the Election Form must be completed and signed by the Participant, timely delivered to the Committee (in accordance with Section 2.2 above) and accepted by the Committee.

(b)
Subsequent Plan Years. For each succeeding Plan Year, an irrevocable deferral election for that Plan Year, and such other elections as the Committee deems necessary or desirable under the Plan, shall be made by timely delivering a new Election Form to the Committee, in accordance with its rules and procedures, before the end of the Plan Year preceding the Plan Year for which the election is made. If no such Election Form is timely delivered for a Plan Year, the Annual Deferral Amount shall be zero for that Plan Year.

(c)
Performance‑Based Compensation. Notwithstanding the foregoing, the Committee may, in its sole discretion, determine that an irrevocable deferral election pertaining to Bonuses that qualify as performance‑based compensation may be made by timely delivering a new Election Form to the Committee, in accordance with its rules and procedures, no later than six (6) months before the end of the performance service period, provided such compensation is not yet readily ascertainable. “Performance based compensation” shall be compensation based on services performed over a period of at least twelve (12) months, in accordance with Code Section 409A and related guidance.

(d)
Mandatory Credits. Notwithstanding the foregoing rules regarding voluntary deferrals, Bonuses shall be automatically credited to this Plan to the extent required by the Committee or the governing bonus or long term incentive plan under which the Bonus was awarded.

CHS Inc.
Deferred Compensation Plan
Master Plan Document

With respect to any amounts that are automatically credited to this Plan, the Committee may specify an automatic time and form of payment in lieu of permitting a voluntary election as to time and form of payment

3.4
Withholding and Crediting of Annual Deferral Amounts.     For each Plan Year, the Base Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled Base Salary payroll in equal amounts, as adjusted from time to time for increases and decreases in Base Salary. The Bonus and/or Director Fees portion of the Annual Deferral Amount shall be withheld at the time the Bonus or Director Fees are or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself. Annual Deferral Amounts shall be credited to a Participant’s Deferral Account as soon as reasonably practicable following the time such amounts would otherwise have been paid to the Participant.

3.5	Company Contribution Amount .

(a)
For each Plan Year, an Employer may be required to credit amounts to a Participant’s Company Contribution Account in accordance with employment or other agreements entered into between the Participant and the Employer. Such amounts shall be credited on the date or dates prescribed by such agreements.

(b)
For each Plan Year, an Employer, in its sole discretion, may, but is not required to, credit any amount it desires to any Participant’s Company Contribution Account under this Plan, which amount shall be for that Participant the Company Contribution Amount for that Plan Year and shall include any amounts credited in accordance with Section 3.5(a) above. The amount so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero, even though one or more other Participants receive a Company Contribution Amount for that Plan Year. The Company Contribution Amount described in this Section 3.5(b), if any, shall be credited on a date or dates to be determined by the Committee, in its sole discretion.

(c)
Notwithstanding any provision in this Plan to the contrary, Company Contribution Amounts may, as applicable, be distributed at the time or times determined under the relevant terms of the Company’s plan, agreement or other arrangement under which such amounts were contributed to this Plan.

3.6
Company Restoration Matching Amount.     A Participant’s Company Restoration Matching Amount for any Plan Year shall be an amount determined by the Committee, in its sole discretion, to make up for certain limits applicable to the 401(k) Plan or other qualified plan for such Plan Year, as identified by the Committee, or for such other purposes as determined by the Committee in its sole discretion. The amount so credited to a Participant under this Plan for any Plan Year (i) may be smaller or larger than the amount credited to any other Participant, and (ii) may differ from the amount credited to such Participant in the preceding Plan Year. The Participant’s Company Restoration Matching Amount, if any, shall be credited on a date or dates to be determined by the Committee, in its sole discretion.

3.7	Director Retirement Plan Amount. For the Company’s 2013 fiscal year, the Company shall credit an amount to each Company Director Participant’s Director Retirement Plan Account based

CHS Inc.
Deferred Compensation Plan
Master Plan Document

on three‑year cumulative CHS, Inc. Return On Equity (ROE) for fiscal years 2011, 2012 and 2013. Contribution amounts based on performance level are presented in the following table:

Amount	Target	Performance Definition
$50,000	14% ROAE	Maximum
$25,000	10% ROAE	Target
$5,000	8% ROAE	Minimum
$0	Below 8% ROAE

For the Company’s 2014 fiscal year and each fiscal year thereafter, the Company shall credit an amount to each Company Director Participant’s Director Retirement Plan Account based on three‑year cumulative CHS, Inc. Return On Adjusted Equity (ROAE). For example, the fiscal 2014 amount will be based on cumulative ROAE for fiscal years 2012, 2013 and 2014. Contribution amounts based on performance level are presented in the following table:

Amount	Target	Performance Definition
$100,000	20% ROAE	Superior Performance
$50,000	14% ROAE	Maximum
$25,000	10% ROAE	Target
$5,000	8% ROAE	Minimum
$0	Below 8% ROAE

Awards will be prorated for performance between performance levels. For Directors who leave the Board during a fiscal year, a Director’s credit for that partial fiscal year will be the target amount ($25,000) prorated through the end of the month in which the Director departs. Directors who join the Company’s Board during a fiscal year will receive a credit for that partial fiscal year based on actual ROE or ROAE (as applicable) for the fiscal year in which the Director joins the Board, prorated from the first of the month next following the month in which the Director joins the Board to the end of the fiscal year.
A Participant’s Annual Director Retirement Plan Amount, if any, shall be credited on a date or dates to be determined by the Company’s Board, in its sole discretion.

3.8
Crediting of Amounts after Benefit Distribution.     Notwithstanding any provision in this Plan to the contrary, should the complete distribution of a Participant’s vested Account Balance occur prior to the date on which any portion of (i) the Annual Deferral Amount that a Participant has elected to defer in accordance with Section 3.3, (ii) the Company Contribution Amount, or (iii) the Company Restoration Matching Amount, would otherwise be credited to the Participant’s Account Balance, such amounts shall be credited to the Participant’s Account Balance in accordance with the deferral election and shall be paid to the Participant in accordance with the terms of the Plan (and the Participant’s payment election, as applicable).

CHS Inc.
Deferred Compensation Plan
Master Plan Document

3.9	Vesting .

(a)	A Participant shall at all times be 100% vested in his or her Deferral Account. A Company Director Participant shall at all times be 100% vested in his or her Director Retirement Plan Account.

(b)
A Participant shall be vested in his or her Company Contribution Account in accordance with the vesting schedule(s) set forth in his or her Plan Agreement, employment agreement, any other agreement entered into between the Participant and his or her Employer, or as declared by the Committee in its sole discretion. If not addressed in such agreements or declared by the Committee, a Participant shall vest in each Company Contribution Amount, plus amounts credited and debited on such amount, on the anniversary of the date on which such Company Contribution Amount was credited to the Company Contribution Account, in accordance with the following schedule; provided, however, that the Participant must be in the service of an Employer as an Employee on such anniversary to receive vesting credit:

Time Elapsed Following Crediting of Company Contribution Amount	Vested Percentage
Less than 1 year	0%
1 year or more, but less than 2 years	33%
2 years or more, but less than 3 years	66%
3 years or more	100%
A new vesting schedule shall apply to each Company Contribution Amount credited to the Participant’s Company Contribution Account.

(c)
A Participant shall be vested in his or her Company Restoration Matching Account only to the extent that the Participant would be vested in such amounts under the provisions of the 401(k) Plan, as determined by the Committee in its sole discretion.

(d)
Notwithstanding anything to the contrary contained in this Section 3.9, in the event that, while a Participant is employed by an Employer or in the service of the Company as a Director, a Change in Control occurs (whether or not Article 5 has been implemented) or the Participant Retires, dies or becomes Disabled, the Participant’s Company Contribution Account and Company Restoration Matching Account shall immediately become 100% vested (if it is not already vested in accordance with the above vesting schedules).

(e)
Notwithstanding subsection 3.9(d) above, the vesting schedule for a Participant’s Company Contribution Account and Company Restoration Matching Account shall not be accelerated upon a Change in Control to the extent that the Committee determines that such acceleration would cause the deduction limitations of Section 280G of the Code to become effective. In the event that all of a Participant’s Company Contribution Account and/or Company Restoration Matching Account is not vested pursuant to such a determination, the Participant may request independent verification of the Committee’s calculations with respect to the application of Section 280G. In such case, the Committee

CHS Inc.
Deferred Compensation Plan
Master Plan Document

must provide to the Participant within ninety (90) days of such a request an opinion from a nationally recognized accounting firm selected by the Participant (the “Accounting Firm”). The opinion shall state the Accounting Firm’s opinion that any limitation in the vested percentage hereunder is necessary to avoid the limits of Section 280G and contain supporting calculations. The cost of such opinion shall be paid for by the Company.

(f)
Section 3.9(e) shall not prevent the acceleration of the vesting schedule applicable to a Participant’s Company Contribution Account and/or Company Restoration Matching Account if such Participant is entitled to a “gross‑up” payment, to eliminate the effect of the Code section 4999 excise tax, pursuant to his or her employment agreement or other agreement entered into between such Participant and the Employer.

3.10
Crediting/Debiting of Account Balances.     In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant’s Account Balance in accordance with the following rules. For purposes of this Section 3.10, the term “Account Balance” includes the Director Retirement Plan Account balance of any Company Director.

(a)
Measurement Funds. The Participant may elect one or more of the measurement funds selected by the Committee, in its sole discretion, which are based on investment options including, but not limited to, fixed interest credits, notional mutual fund(s) or an investment index (the “Measurement Funds”), for the purpose of crediting or debiting additional amounts to his or her Account Balance. As necessary, the Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund and such changes will take effect as soon as practicable.

(b)
Election of Measurement Funds. A Participant, in connection with his or her initial deferral election in accordance with Section 3.3(a) above (or as a result of a Company Director’s automatic participation in accordance with Section 3.7 above), shall elect, on the Election Form, one or more Measurement Fund(s) (as described in Section 3.10(a) above) to be used to determine the amounts to be credited or debited to his or her Account Balance. If a Participant does not elect any of the Measurement Funds as described in the previous sentence, the Participant’s Account Balance shall automatically be allocated into such default Measurement Fund as determined by the Committee from time to time, in its sole discretion. The Participant may (but is not required to) elect, by submitting an Election Form to the Committee that is accepted by the Committee, to add or delete one or more Measurement Fund(s) to be used to determine the amounts to be credited or debited to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund. If an election is made in accordance with the previous sentence, it shall apply as of the first business day deemed reasonably practicable by the Committee, in its sole discretion, and shall continue thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the previous sentence.

(c)
Proportionate Allocation. In making any election described in Section 3.10(a) above, the Participant shall specify on the Election Form, in increments of one percent (1%), the percentage of his or her Account Balance or Measurement Fund, as applicable, to be allocated/reallocated.

CHS Inc.
Deferred Compensation Plan
Master Plan Document

(d)
Crediting or Debiting Method. The performance of each Measurement Fund (either positive or negative) will be determined on a daily basis based on the manner in which such Participant’s Account Balance has been hypothetically allocated among the Measurement Funds by the Participant.

(e)
No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant’s election of any such Measurement Fund, the allocation of his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund. In the event that the Company or the Trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the investments on which the Measurement Funds are based, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured creditor of the Company.

3.11	FICA and Other Taxes .

(a)
Annual Deferral Amounts. For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant, the Participant’s Employer(s) shall withhold from that portion of the Participant’s Base Salary and/or Bonus that is not being deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on such Annual Deferral Amount. If necessary, the Committee may reduce the Annual Deferral Amount in order to comply with this Section 3.11.

(b)
Company Restoration Matching Account and Company Contribution Account. When a Participant becomes vested in a portion of his or her Company Restoration Matching Account and/or Company Contribution Account, the Participant’s Employer(s) shall withhold from that portion of the Participant’s Base Salary and/or Bonus that is not deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on such Company Restoration Matching Amount and/or Company Contribution Amount. If necessary, the Committee may reduce the vested portion of the Participant’s Company Restoration Matching Account or Company Contribution Account, as applicable, in order to comply with this Section 3.11.

(c)
Distributions. The Participant’s Employer(s), or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust.

CHS Inc.
Deferred Compensation Plan
Master Plan Document

ARTICLE 4
Scheduled Distribution; Unforeseeable Financial Emergencies

4.1
Scheduled Distribution.     In connection with each election to defer an Annual Deferral Amount, a Participant may irrevocably elect to receive a Scheduled Distribution with respect to all or a portion of the Annual Deferral Amount, in the form of a lump sum payment or pursuant to an Annual Installment Method of up to ten (10) years. The Annual Deferral Amount (or portion thereof) subject to the election shall be credited or debited for earnings, gains or losses in the manner provided in Section 3.10 above. Subject to the other terms and conditions of this Plan, each Scheduled Distribution elected shall be paid out (or commenced in the case of installments) during a sixty (60) day period commencing immediately after the first day of any Plan Year designated by the Participant (the “Scheduled Distribution Date”). The Plan Year designated by the Participant must be at least two (2) Plan Years after the end of the Plan Year to which the Participant’s deferral election described in Section 3.3 relates. By way of example, if a Scheduled Distribution is elected for Annual Deferral Amounts that are earned in the Plan Year commencing January 1, 2014, the Scheduled Distribution would become payable during a sixty (60) day period commencing January 1, 2017.

4.2
Changing Scheduled Distributions.     A Participant may elect to postpone or change the form of a Scheduled Distribution election described in Section 4.1 above. In order to make this election, the Participant must submit a new Scheduled Distribution Election Form to the Committee in accordance with the following criteria:

(a)
Such Scheduled Distribution Election Form must be submitted to and accepted by the Committee in its sole discretion at least twelve (12) months prior to the Participant’s previously designated Scheduled Distribution Date;

(b)
The new Scheduled Distribution Date selected by the Participant must be the first day of a Plan Year, and must be at least five years after the previously designated Scheduled Distribution Date (even if the Participant is seeking merely to modify the form of payment);

(c)	The election to modify the Scheduled Distribution shall have no effect until at least twelve (12) months after the date on which the election is made.

4.3
Certain Benefits Take Precedence Over Scheduled Distributions.     Should a Benefit Distribution Date occur that triggers a benefit under Articles 5, 7, 8, or 9, any Annual Deferral Amount that is subject to a Scheduled Distribution election under Section 4.1 shall not be paid in accordance with Section 4.1, but shall be paid in accordance with the other applicable Article. The occurrence of a Benefit Distribution Date that triggers a Retirement Benefit under Article 6 shall not take precedence over any Annual Deferral Amount that is subject to a Scheduled Distribution election; such amount(s) shall be paid in accordance with the applicable Scheduled Distribution election. Notwithstanding the foregoing, the Committee shall interpret this Section 4.1 in a manner that is consistent with Code Section 409A and other applicable tax law, including but not limited to guidance issued after the effective date of this Plan.

4.4	Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies.

CHS Inc.
Deferred Compensation Plan
Master Plan Document

(a)
If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to suspend deferrals of Base Salary, Bonus and Director Fees to the extent deemed necessary by the Committee to satisfy the Unforeseeable Financial Emergency. If suspension of deferrals is not sufficient to satisfy the Participant’s Unforeseeable Financial Emergency, or if suspension of deferrals is not required under Code Section 409A and other applicable tax law, the Participant may further petition the Committee to receive a partial or full payout from the Plan. The Participant shall only receive a payout from the Plan to the extent such payout is deemed necessary by the Committee to satisfy the Participant’s Unforeseeable Financial Emergency, plus amounts reasonably necessary to pay taxes reasonably anticipated as a result of the distribution.

(b)
The payout shall not exceed the lesser of (i) the Participant’s vested Account Balance, calculated as of the close of business on or around the date on which the amount becomes payable, as determined by the Committee in its sole discretion, or (ii) the amount necessary to satisfy the Unforeseeable Financial Emergency, plus amounts reasonably necessary to pay taxes reasonably anticipated as a result of the distribution. Notwithstanding the foregoing, a Participant may not receive a payout from the Plan to the extent that the Unforeseeable Financial Emergency is or may be relieved (A) through reimbursement or compensation by insurance or otherwise, (B) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship or (C) by suspension of deferrals under this Plan, if the Committee, in its sole discretion, determines that suspension is required by Code Section 409A and other applicable tax law.

(c)
If the Committee, in its sole discretion, approves a Participant’s petition for suspension, the Participant’s deferrals under this Plan shall be suspended as of the date of such approval. If the Committee, in its sole discretion, approves a Participant’s petition for suspension and payout, the Participant’s deferrals under this Plan shall be suspended as of the date of such approval and the Participant shall receive a payout from the Plan within sixty (60) days of the date of such approval.

(d)
Notwithstanding the foregoing, the Committee shall interpret all provisions relating to suspension and/or payout under this Section 4.4 in a manner that is consistent with Code Section 409A and other applicable tax law, including but not limited to guidance issued after the effective date of this Plan.

ARTICLE 5
Change in Control Benefit

5.1
Change in Control Benefit.     The provisions of this Change in Control Benefit Article shall be subject to such conditions and limitations as the Committee may prescribe from time to time for administrative convenience and to comply with the provisions of Code Section 409A. Each Participant, in connection the implementation of this provision (or for any future Participant, in connection with his or her commencement of participation in the Plan), shall irrevocably elect on an Election Form whether to (i) receive a Change in Control Benefit upon the occurrence of a Change in Control, which shall be equal to the Participant’s vested Account Balance, calculated as of the close of business on or around the Participant’s Benefit Distribution Date, as determined

CHS Inc.
Deferred Compensation Plan
Master Plan Document

by the Committee in its sole discretion, or (ii) to have his or her Account Balance remain in the Plan upon the occurrence of a Change in Control and to have his or her Account Balance remain subject to the terms and conditions of the Plan. If a Participant does not make any election with respect to the payment of the Change in Control Benefit, then: (i) for Participants who first entered the Plan prior to June 1, 2012, such Participant’s Account Balance shall remain in the Plan upon a Change in Control and shall be subject to the terms and conditions of the Plan; and (ii) for Participants who first enter the Plan on or after June 1, 2012, such Participant’s Account Balance shall receive a Change in Control Benefit upon the occurrence of a Change in Control.

5.2
Payment of Change in Control Benefit.     The Change in Control Benefit, if any, shall be paid to the Participant in a lump sum no later than sixty (60) days after the Participant’s Benefit Distribution Date. Notwithstanding the foregoing, the Committee shall interpret all provisions in this Plan relating to a Change in Control Benefit in a manner that is consistent with Code Section 409A and other applicable tax law, including but not limited to guidance issued after the effective date of this Plan.

ARTICLE 6
Retirement Benefit

6.1
Retirement Benefit.     A Participant who Retires shall receive, as a Retirement Benefit, his or her vested Account Balance, calculated as of the close of business on or around the Participant’s Benefit Distribution Date, as determined by the Committee in its sole discretion.

6.2	Payment of Retirement Benefit.

(a)
A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Retirement Benefit in a lump sum or pursuant to an Annual Installment Method of up to ten (10) years. The Participant may postpone or change the form of the Retirement Benefit by submitting an Election Form to the Committee in accordance with the following criteria:

(i)
Such Election Form must be submitted to and accepted by the Committee in its sole discretion at least twelve (12) months prior to the Participant’s previously scheduled Benefit Distribution Date described in Section 1.8(a); and

(ii)	The first Retirement Benefit payment is delayed at least five (5) years from the Participant’s previously scheduled Benefit Distribution Date described in Section 1.8(a); and

(iii)	The election to modify the Retirement Benefit shall have no effect until at least twelve (12) months after the date on which the election is made.
The Election Form most recently accepted by the Committee shall govern the payout of the Retirement Benefit. If a Participant does not make any election with respect to the payment of the Retirement Benefit in connection with his or her commencement of participation in the Plan, then such Participant shall be deemed to have elected to receive the Retirement Benefit in a lump sum.

CHS Inc.
Deferred Compensation Plan
Master Plan Document

(b)
The lump sum payment shall be made, or installment payments shall commence, no later than sixty (60) days after the Participant’s Benefit Distribution Date. Remaining installments, if any, shall be paid no later than sixty (60) days after each anniversary of the Participant’s Benefit Distribution Date.

ARTICLE 7
Termination Benefit

7.1
Termination Benefit.     A Participant who experiences a Separation from Service shall receive, as a Termination Benefit, his or her vested Account Balance, calculated as of the close of business on or around the Participant’s Benefit Distribution Date, as determined by the Committee in its sole discretion.

7.2	Payment of Termination Benefit. The Termination Benefit shall be paid to the Participant in a lump sum payment no later than sixty (60) days after the Participant’s Benefit Distribution Date.
ARTICLE 8
Disability Benefit

8.1
Disability Benefit.     Upon a Participant’s Disability, the Participant shall receive a Disability Benefit, which shall be equal to the Participant’s vested Account Balance, calculated as of the close of business on or around the Participant’s Benefit Distribution Date, as selected by the Committee in its sole discretion.

8.2	Payment of Disability Benefit.

(a)
A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Disability Benefit in a lump sum or pursuant to an Annual Installment Method of up to ten (10) years. The Participant may change this election by submitting an Election Form to the Committee, provided that any such Election Form is submitted to and accepted by the Committee in its sole discretion at least twelve (12) months prior to the Participant’s Disability.

Notwithstanding the foregoing, the Committee shall interpret all provisions relating to changing the Disability Benefit election under this Section 8.2 in a manner that is consistent with Code Section 409A and other applicable tax law, including but not limited to guidance issued after the effective date of this Plan.
The Election Form most recently accepted by the Committee shall govern the payout of the Disability Benefit. If a Participant does not make any election with respect to the payment of the Disability Benefit, then such benefit shall be payable in a lump sum.

(b)
The lump sum payment shall be made, or installment payments shall commence, no later than sixty (60) days after the Participant’s Benefit Distribution Date. Remaining installments, if any, shall be paid no later than sixty (60) days after each anniversary of the Participant’s Benefit Distribution Date.

CHS Inc.
Deferred Compensation Plan
Master Plan Document

ARTICLE 9
Death Benefit

9.1
Death Benefit.     The Participant’s Beneficiary(ies) shall receive a Death Benefit upon the Participant’s death which will be equal to the Participant’s vested Account Balance, calculated as of the close of business on or around the Participant’s Benefit Distribution Date, as selected by the Committee in its sole discretion.

9.2	Payment of Death Benefit. The Death Benefit shall be paid to the Participant’s Beneficiary(ies) in a lump sum payment no later than sixty (60) days after the Participant’s Benefit Distribution Date.
ARTICLE 10
Director Retirement Plan Benefit

10.1
Director Retirement Plan Benefit.     A Director of the Company who experiences a Separation from Service, death or Disability shall receive, as a Director Retirement Plan Benefit, his or her Director Retirement Plan Account balance, calculated as of the close of business on or around the Director’s Benefit Distribution Date, as determined by the Committee in its sole discretion.

10.2
Payment of Director Retirement Plan Benefit.     The Director Retirement Plan Benefit shall be paid in annual installment payments over four (4) years, determined in accordance with the Annual Installment Method. The first installment be commenced to the Director no later than sixty (60) days after the Participant’s Benefit Distribution Date. Remaining installments shall be paid no later than sixty (60) days after each anniversary of the Participant’s Benefit Distribution Date.

10.3
Benefit Distribution Date.     For purposes of this Article 10, “Benefit Distribution Date” shall mean the date that triggers distribution of a Director Retirement Plan Account balance. A Director’s Benefit Distribution Date shall be determined upon the occurrence of any one of the following: (a) if the Participant experiences a Separation from Service, his or her Benefit Distribution Date shall be the last day of the six‑month period immediately following the date on which the Participant experiences a Separation from Service; or (b) the date on which the Committee is provided with proof that is satisfactory to the Committee of the Participant’s death; or (c) the date on which the Committee determines the Participant is Disabled; or

10.4
Effect of Change in Control.     Notwithstanding the foregoing provisions of this Article 10, if the Company experiences a Change in Control either before, on or after the Participant’s Separation from Service, death or Disability, the Director shall be entitled to a lump sum payment (no later than sixty (60) days following the date the Company experiences the Change in Control) which shall be equal to the Participant’s remaining vested Director Retirement Plan Account balance, calculated as of the date on which the Company experiences a Change in Control.

CHS Inc.
Deferred Compensation Plan
Master Plan Document

ARTICLE 11
Beneficiary Designation

11.1
Beneficiary.     Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

11.2
Beneficiary Designation; Change; Spousal Consent.     A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee’s rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a Beneficiary, the Committee may, in its sole discretion, determine that spousal consent is required to be provided in a form designated by the Committee, executed by such Participant’s spouse and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

11.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.

11.4
No Beneficiary Designation.     If a Participant fails to designate a Beneficiary as provided in Sections 12.1, 11.2 and 11.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate.

11.5
Doubt as to Beneficiary.     If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant’s Employer to withhold such payments until this matter is resolved to the Committee’s satisfaction.

11.6
Discharge of Obligations.     The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant’s Plan Agreement shall terminate upon such full payment of benefits.

ARTICLE 12
Leave of Absence

12.1
Paid Leave of Absence.     If a Participant is authorized by the Participant’s Employer to take a paid leave of absence from the employment of the Employer, (i) the Participant shall continue to be considered eligible for the benefits provided in Articles 4, 5, 6, 7, 8, or 9 in accordance with

CHS Inc.
Deferred Compensation Plan
Master Plan Document

the provisions of those Articles, and (ii) the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.3.

12.2
Unpaid Leave of Absence.     If a Participant is authorized by the Participant’s Employer to take an unpaid leave of absence from the employment of the Employer for any reason, such Participant shall continue to be eligible for the benefits provided in Articles 4, 5, 6, 7, 8, or 9 in accordance with the provisions of those Articles. However, the Participant shall be excused from fulfilling his or her Annual Deferral Amount commitment that would otherwise have been withheld during the remainder of the Plan Year in which the unpaid leave of absence is taken. During the unpaid leave of absence, the Participant shall not be allowed to make any additional deferral elections. However, if the Participant returns to employment, the Participant may elect to defer an Annual Deferral Amount for the Plan Year following his or her return to employment and for every Plan Year thereafter while a Participant in the Plan, provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee for each such election in accordance with Section 3.3 above.

ARTICLE 13
Termination of Plan, Amendment or Modification

13.1
Termination of Plan.     Although each Employer anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that any Employer will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, the board of directors of any Employer reserves the right to Terminate the Plan (as defined in Section 1.43) as to that Employer, and the Board of Directors of the Company reserves the right to Terminate the Plan in its entirety as to the Company and all Employers. In the event of a Termination of the Plan, the Measurement Funds available to Participants following the Termination of the Plan shall be comparable in number and type to those Measurement Funds available to Participants in the Plan Year preceding the Plan Year in which the Termination of the Plan is effective. Following a Termination of the Plan, Participant Account Balances shall remain in the Plan until the Participant becomes eligible for the benefits provided in Articles 4, 5, 6, 7, 8 or 9 in accordance with the provisions of those Articles. The Termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination. Provided, however, to the extent permissible under Code Section 409A and related Treasury Regulations and guidance, including but not limited to such guidance and Regulations as may be issued after the effective date of this Plan, if there is a Termination of the Plan with respect to all Participants, the Company may, in its discretion, amend the Plan to accelerate the time and form of payments.

13.2	Amendment.

(a)
The Board may, at any time, amend or modify the Plan in whole or in part. In addition, the Committee may, at any time, amend or modify the Plan in whole or in part, so long as such amendment does not materially increase the cost of the Plan. Notwithstanding the foregoing, (i) no amendment shall be effective to decrease the value of a Participant’s vested Account Balance in existence at the time the amendment is made, and (ii) no amendment or modification of this Section 13.2 or Section 14.2 of the Plan shall be effective. In no event shall the Company or any Employer be responsible for any decline

CHS Inc.
Deferred Compensation Plan
Master Plan Document

in a Participant’s Account Balance as a result of the selection, discontinuation, addition, substitution, crediting or debiting of the Measurement Funds pursuant to Section 3.10.

(b)
Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any provision of the Plan may cause amounts deferred under the Plan to become immediately taxable to any Participant under Code Section 409A, and related guidance, the Committee may (i) adopt such amendments to the Plan and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the Plan benefits provided by the Plan and/or (ii) take such other actions as the Committee determines necessary or appropriate to comply with the requirements of Code Section 409A, and related guidance.

13.3
Plan Agreement.     Despite the provisions of Sections 14.1 and 13.2 above, if a Participant’s Plan Agreement contains benefits or limitations that are not in this Plan document, the Employer may only amend or terminate such provisions with the written consent of the Participant.

13.4
Effect of Payment.     The full payment of the Participant’s vested Account Balance under Articles 4, 5, 6, 7, 8, or 9 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan, and the Participant’s Plan Agreement shall terminate.

ARTICLE 14
Administration

14.1
Committee Duties.     Except as otherwise provided in this Article 14, this Plan shall be administered by the CHS Retirement Plan Committee (hereinafter, the “Committee”), which shall consist of the Chief Executive Officer of the Company, or such committee as the Chief Executive Officer of the Company shall appoint. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan, and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

14.2
Administration Upon Change In Control.     The provisions of this Section 14.2 shall not apply unless and until Article 5 has been implemented and a Trustee has been appointed. For purposes of this Plan, the Committee shall be the “Administrator” at all times prior to the occurrence of a Change in Control. Within one hundred and twenty (120) days following a Change in Control, an independent third party “Administrator” may be selected by the individual who, immediately prior to the Change in Control, was the Company’s Chief Executive Officer or, if not so identified, the Company’s highest ranking officer (the “Ex‑CEO”), and approved by the Trustee. The Committee, as constituted prior to the Change in Control, shall continue to be the Administrator until the earlier of (i) the date on which such independent third party is selected and approved, or (ii) the expiration of the one hundred and twenty (120) day period following the Change in Control. If an independent third party is not selected within one hundred and twenty (120) days of such

CHS Inc.
Deferred Compensation Plan
Master Plan Document

Change in Control, the Committee, as described in Section 14.1 above, shall be the Administrator. The Administrator shall have the discretionary power to determine all questions arising in connection with the administration of the Plan and the interpretation of the Plan and Trust including, but not limited to benefit entitlement determinations; provided, however, upon and after the occurrence of a Change in Control, the Administrator shall have no power to direct the investment of Plan or Trust assets or select any investment manager or custodial firm for the Plan or Trust. Upon and after the occurrence of a Change in Control, the Company must: (1) pay all reasonable administrative expenses and fees of the Administrator; (2) indemnify the Administrator against any costs, expenses and liabilities including, without limitation, attorney’s fees and expenses arising in connection with the performance of the Administrator hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Administrator or its employees or agents; and (3) supply full and timely information to the Administrator on all matters relating to the Plan, the Trust, the Participants and their Beneficiaries, the Account Balances of the Participants, the date and circumstances of the Retirement, Disability, death or Separation from Service of the Participants, and such other pertinent information as the Administrator may reasonably require. Upon and after a Change in Control, the Administrator may be terminated (and a replacement appointed) by the Trustee only with the approval of the Ex‑CEO. Upon and after a Change in Control, the Administrator may not be terminated by the Company.

14.3
Agents.     In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

14.4
Binding Effect of Decisions.     The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

14.5
Indemnity of Committee.     All Employers shall indemnify and hold harmless the members of the Committee, any Employee to whom the duties of the Committee may be delegated, and the Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members, any such Employee or the Administrator.

14.6
Employer Information.     To enable the Committee and/or Administrator to perform its functions, the Company and each Employer shall supply full and timely information to the Committee and/or Administrator, as the case may be, on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Separation from Service of its Participants, and such other pertinent information as the Committee or Administrator may reasonably require.

ARTICLE 15
Other Benefits and Agreements

15.1	Coordination with Other Benefits. The benefits provided for a Participant and Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under

CHS Inc.
Deferred Compensation Plan
Master Plan Document

any other plan or program for employees of the Participant’s Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.
ARTICLE 16
Claims Procedures

16.1
Presentation of Claim.     Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

16.2
Notification of Decision.     The Committee shall consider a Claimant’s claim within a reasonable time, but no later than ninety (90) days after receiving the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. The Committee shall notify the Claimant in writing:

(a)	that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(b)
that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(i)	the specific reason(s) for the denial of the claim, or any part of it;

(ii)	specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii)	a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

(iv)	an explanation of the claim review procedure set forth in Section 16.3 below; and

(v)	a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

16.3
Review of a Denied Claim.     On or before sixty (60) days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. The Claimant (or the Claimant’s duly authorized representative):

CHS Inc.
Deferred Compensation Plan
Master Plan Document

(a)	may, upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits;

(b)	may submit written comments or other documents; and/or

(c)	may request a hearing, which the Committee, in its sole discretion, may grant.

16.4
Decision on Review.     The Committee shall render its decision on review promptly, and no later than sixty (60) days after the Committee receives the Claimant’s written request for a review of the denial of the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial sixty (60) day period. In no event shall such extension exceed a period of sixty (60) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. In rendering its decision, the Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)	specific reasons for the decision;

(b)	specific reference(s) to the pertinent Plan provisions upon which the decision was based;

(c)
a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits; and

(d)	a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).

16.5
Legal Action.     A Claimant’s compliance with the foregoing provisions of this Article 16 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under this Plan.

16.6
Determinations.      Benefits under the Plan will be paid only if the Committee decides in its discretion that the applicant is entitled to them. The Committee has discretionary authority to grant or deny benefits under the Plan. The Committee shall have the sole discretion, authority and responsibility to interpret and construe this Plan Statement and all relevant documents and information, and to determine all factual and legal questions under the Plan, including but not limited to the entitlement of all persons to benefits and the amounts of their benefits. The Committee shall make such determinations as may be required from time to time in the administration of the Plan. The discretionary authority shall include all matters arising under the Plan.

ARTICLE 17
Trust

17.1
Establishment of the Trust.     In order to provide assets from which to fulfill the obligations of the Participants and their beneficiaries under the Plan, the Company may establish a trust by a trust agreement with a third party, the trustee, to which each Employer may, in its discretion,

CHS Inc.
Deferred Compensation Plan
Master Plan Document

contribute cash or other property, including securities issued by the Company, to provide for the benefit payments under the Plan, (the “Trust”).

17.2
Interrelationship of the Plan and the Trust.     The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan.

17.3
Distributions From the Trust.     Each Employer’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer’s obligations under this Plan.

ARTICLE 18
Miscellaneous

18.1
Status of Plan    . The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted (i) to the extent possible in a manner consistent with that intent, and (ii) in accordance with Code Section 409A and other applicable tax law, including but not limited to Treasury Regulations promulgated pursuant to Code Section 409A.

18.2
Unsecured General Creditor.     Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer’s assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

18.3
Employer’s Liability.     An Employer’s liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

18.4
Nonassignability.     Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non‑transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise (including without limitation any domestic relations order, whether or not a “qualified domestic relations order” under section 414(p) of the Code and section 206(d) of ERISA) before the Account Balance is distributed to the Participant or Beneficiary.

CHS Inc.
Deferred Compensation Plan
Master Plan Document

18.5
Not a Contract of Employment.     The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer, either as an Employee or a Director, or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

18.6
Furnishing Information.     A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

18.7
Terms.     Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

18.8	Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

18.9
Governing Law.     Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Minnesota without regard to its conflicts of laws principles.

18.10
Notice.     Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand‑delivered, or sent by registered or certified mail, to the address below:

CHS Inc.
Attn: Kevin Newton, Benefits Manager
5500 Cenex Drive
Inver Grove Heights, Minnesota 55077
Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.
Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand‑delivered, or sent by mail, to the last known address of the Participant.

18.11
Successors.     The provisions of this Plan shall bind and inure to the benefit of the Participant’s Employer and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.

18.12	Spouse’s Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable

CHS Inc.
Deferred Compensation Plan
Master Plan Document

by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

18.13
Validity.     In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

18.14
Incompetent.     If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

18.15
Deduction Limitation on Benefit Payments.     An Employer may determine that as a result of the application of the limitation under Code Section 162(m), a distribution payable to a Participant pursuant to this Plan would not be deductible by the Employer if such distribution were made at the time required by the Plan. If an Employer makes such a determination, then the distribution shall not be paid to the Participant until such time as the distribution first becomes deductible. The amount of the distribution shall continue to be adjusted in accordance with Section 3.10 above until it is distributed to the Participant. The amount of the distribution, plus amounts credited or debited thereon, shall be paid to the Participant or his or her Beneficiary (in the event of the Participant’s death) at the earliest possible date, as determined by the Employer, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Employer during which the distribution is made will not be limited by Section 162(m). Notwithstanding the foregoing, the Committee shall interpret this provision in a manner that is consistent with Code Section 409A and other applicable tax law, including but not limited to guidance issued after the effective date of this Plan.

18.16
Insurance. The Employers, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

CHS Inc.
Deferred Compensation Plan
Master Plan Document

IN WITNESS WHEREOF, the Company has signed this Plan document as of ______________, 2015.
CHS Inc., a Minnesota corporation

By: __________________________________
Title: _________________________________

CHS Inc.
Deferred Compensation Plan
Master Plan Document

CHS INC.
DEFERRED COMPENSATION PLAN
APPENDIX A
Share Option Plan Accounts
Except where expressly defined in this Appendix, the capitalized terms used herein shall have the same meanings as the same terms in the Plan document.

1.1
History. Since January 1, 1998, the Company has sponsored the CHS Inc. Share Option Plan (the “SOP”) for the purpose of providing stock options to certain key individuals. The options granted under the SOP are in shares of a private investment company established by the Company as well as shares of certain regulated investment companies. The Company has determined to discontinue the grant of additional options under the SOP effective December 9, 2005 and to amend the terms of all outstanding options as of December 31, 2005 to comply with Section 409A of the Code.

1.2	Right to Exercise in 2005. On or before December 9, 2005, each Participant in the SOP shall have the right to exercise all or any portion of such Participant’s vested options.

1.3
Conversion of Options. Effective December 10, 2005, options which are not exercised on or prior to December 9, 2005 shall be converted into an account balance (the “SOP Account”) which shall become part of the Participant’s Account Balance under the CHS Inc. Deferred Compensation Plan (the “Plan”). The initial SOP Account shall consist of two parts: (i) the difference of the value of the securities underlying the option less the exercise price (the “Option Spread”); and (ii) the exercise price of the option (the “Exercise Price Credit”). The Participant shall not be entitled to payment of the Exercise Price Credit; provided, however, that the Participant shall have a right to deemed earnings, if any, which accrue on the portion of the SOP Account representing the Exercise Price Credit.

1.4
Vesting. A Participant shall continue to vest in all options converted into an SOP Account (excluding the portion of the SOP Account representing the Exercise Price Credit) in accordance with the vesting schedule applicable to such options under the SOP.

1.5
Crediting/Debiting of SOP Account. Following the conversion, the Participant’s Option Spread shall no longer be tied to the value of the securities underlying the option immediately prior to conversion, but shall instead be credited or debited with earnings, gains or losses under one or more Measurement Funds elected by the Participant, in accordance with Section 3.9 of the Plan. The Participant’s Exercise Price Credit shall no longer be tied to the value of the securities underlying the option immediately prior to the conversion, but shall instead be credited or debited with earnings, gains or losses under one or more Measurement Funds selected by the Committee. With respect to a Participant who receives an installment or other partial distribution of the SOP Account in accordance with a Scheduled Distribution elected pursuant to Section 1.6 below, the portion of the SOP Account representing the Exercise Price Credit shall be reduced by a pro rata amount. Upon a complete distribution of the SOP Account, the Exercise Price Credit shall be reduced to zero (0).

CHS Inc.
Deferred Compensation Plan
Master Plan Document

1.6
Scheduled Distributions. A Participant who does not exercise all of such Participant’s options pursuant to Section 1.2 of this Appendix A shall, on or before December 31, 2005, irrevocably elect on an Election Form to receive one or more (not to exceed five (5)) Scheduled Distributions with respect to the Participant’s SOP Account (minus the Exercise Price Credit). For purposes of this Section 1.6, the following special rules shall apply:

(a)
Subject to the limitations described this paragraph (a), the Participant may elect to receive or commence a Scheduled Distribution as of any fixed date selected by the Participant (e.g., January 1, 2007). No more than one (1) Scheduled Distribution as of a fixed date may be made or commenced in any Plan Year, and the Plan Year designated by the Participant for the first Scheduled Distribution must be at least one (1) Plan Year after the end of the Plan Year ending December 31, 2005.

(b)
The Participant may elect on an Election Form to receive each Scheduled Distribution in a lump sum or pursuant to an Annual Installment Method of up to ten (10) years. If a Participant does not make any election with respect to the form of payment, then such Participant’s Scheduled Distribution shall be distributed in a single lump sum.

(c)
A Scheduled Distribution of the SOP Account may be changed in accordance with Section 4.2 of the Plan. If the Participant has elected to receive multiple Scheduled Distributions, each Scheduled Distribution shall be treated as a separate payment, each of which may be changed through a separate election. If the Participant has elected to receive a Scheduled Distribution in installments, the installments shall be treated as a single payment which must be changed through a single election that applies to the entire payment.

(d)	Notwithstanding the foregoing, if the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee for a payout in accordance with Section 4.4 of the Plan.

(e)
With respect to a Participant who is not actively employed with the Company as of December 9, 2005, if the Participant fails to make a Scheduled Distribution election with respect to any portion of the SOP Account, that portion of the SOP Account shall be paid (minus the Exercise Price Credit) as a Scheduled Distribution during the sixty (60) day period commencing immediately after the Plan Year ending December 31, 2006. With respect to a Participant who is actively employed with the Company as of December 9, 2005, if the Participant fails to make a Scheduled Distribution election with respect to any portion of the SOP Account, that portion of the SOP Account shall be paid (minus the Exercise Price Credit) upon the occurrence of a Benefit Distribution Date on account of the Participant’s Separation from Service, Retirement or Disability, in accordance with the terms of the Plan.

1.7
Elections for Retirement or Disability Benefit. With respect to each Participant who is actively employed by the Company as of December 9, 2005 and who does not exercise all of such Participant’s options pursuant to Section 1.2 of this Appendix A, such Participant must complete a Retirement Benefit election in accordance with Article 6 and a Disability Benefit election in accordance with Article 8.

CHS Inc.
Deferred Compensation Plan
Master Plan Document

1.8	Certain Benefits Take Precedence Over Scheduled Distributions.

(a)
Change in Control. On or before December 31, 2005, a Participant may irrevocably elect to receive a single lump sum Change in Control Benefit upon the occurrence of a Change in Control in accordance with Article 5 of the Plan. If the Participant elects to receive a Change in Control Benefit, the Change in Control shall trigger payment of the entire SOP Account (minus the Exercise Price Credit) notwithstanding any other election to receive one or more Scheduled Distributions. If a Participant does not make any election with respect to the payment of the Change in Control Benefit, then such Participant’s SOP Account shall remain in the Plan upon a Change in Control and shall be subject to the terms one or more Scheduled Distributions.

(b)
Termination, Retirement or Disability Benefit. In accordance with Section 4.3 of the Plan, the occurrence of a Benefit Distribution Date on account of the Participant’s Separation from Service or Disability that triggers a Termination or Disability Benefit shall take precedence over one or more Scheduled Distribution elections with respect to the SOP Account; provided, however, that the provisions of this Section 1.8 shall not be applicable to any Participant who was not actively employed with the Company at the time such Participant elects a Scheduled Distribution in accordance with Section 1.6 above. The occurrence of a Benefit Distribution Date that triggers a Retirement Benefit under Article 6 shall not take precedence over any SOP Account that is subject to a Scheduled Distribution election; the SOP Account shall be paid in accordance with the applicable Scheduled Distribution election.

(c)
Death Benefit. The occurrence of the Participant’s death that triggers an automatic Death Benefit under Section 9 of the Plan shall take precedence over one or more Scheduled Distribution elections with respect to the SOP Account; the SOP Account (minus the Exercise Price Credit) shall be paid in a single lump sum in accordance with Article 9 of the Plan.

CHS Inc.
Deferred Compensation Plan
Master Plan Document

CHS INC.
DEFERRED COMPENSATION PLAN
APPENDIX B
Supplemental Savings Plan Accounts
Except where expressly defined in this Appendix, the capitalized terms used herein shall have the same meanings as the same terms in the Plan document.

1.1
History. Since January 1, 1999, the Company has sponsored the CHS Inc. Supplemental Savings Plan (the “SSP”) for the purpose of allowing a select group of management and highly compensated employees to voluntarily defer compensation. The Company has determined to discontinue voluntary deferrals under the SSP effective July 1, 2006.

1.2
Conversion of Account Balances. Effective July 1, 2006, voluntary deferrals previously deferred pursuant to the terms of the SSP shall become part of the Participant’s Deferral Account balance under this Plan. Following the conversion, the Participant’s SSP Account shall no longer be credited with interest income under the terms of the SSP, but shall instead be credited or debited with earnings, gains or losses under one or more Measurement Funds elected by the Participant, in accordance with Section 3.9 of the Plan. Notwithstanding the foregoing, the following special rules shall apply:

(a)
Amounts deferred under the SSP pursuant to an election providing one or more scheduled payments, all of which are to be paid in full no later than December 31, 2008, shall not become part of the Plan, but shall instead continue to be governed by the terms of the SSP until such amounts, and any earnings thereon, are paid in full.

(b)
Amounts deferred under the SSP which are in pay status as of July 1, 2006 but which are not scheduled to be paid in full on or before December 31, 2008, shall become part of the Plan but shall be paid in accordance with the schedule elected under the SSP. Unpaid amounts shall be credited or debited with earnings, gains or losses in accordance with Section 3.9 of the Plan.

(b)
Amounts deferred under the SSP by any SSP Participant who is an employee of Cofina Financial, LLC as of July 1, 2006 shall not become part of this Plan, but rather, shall become part of the Participant’s Deferral Account balance under the Cofina Financial, LLC Deferred Compensation Plan.

1.3
Payment Elections. With respect to each Participant in the SSP who first becomes a Participant in this Plan when his or her SSP Account becomes part of the Deferral Account balance under this Plan, on or prior to July 1, 2006, such Participant must complete a Retirement Benefit election in accordance with Article 6 and a Disability Benefit election in accordance with Article 8 (other than with respect to benefits in pay status under Section 1.2(b) above). Such Participant may also (but need not) irrevocably elect to receive a single lump sum Change in Control Benefit upon the occurrence of a Change in Control in accordance with Article 5 of the Plan. With respect to each Participant in the SSP who is a Participant in this Plan when his or her SSP benefits become part

B-1

CHS Inc.
Deferred Compensation Plan
Master Plan Document

of the Deferral Account balance under this Plan, such Participant’s prior payment elections with respect to the Participant’s Deferral Account shall apply to the SSP benefits.

B-2

CHS Inc.
Deferred Compensation Plan
Master Plan Document

CHS INC.
DEFERRED COMPENSATION PLAN
APPENDIX C
Supplemental Executive Retirement Plan Savings Accounts
Except where expressly defined in this Appendix, the capitalized terms used herein shall have the same meanings as the same terms in the Plan document.

1.1
History. Since January 1, 1999, the Company has sponsored the CHS Inc. Supplemental Executive Retirement Plan (the “SERP”) for the purpose of providing deferred compensation to a select group of management and highly compensated employees. The Company has determined, effective July 1, 2006, to discontinue making restorative matching and non‑elective credits to the Savings Plan Accounts of Participants under Section 4.3 of the SERP.

1.2
Conversion of Account Balances. Effective July 1, 2006, a Participant’s Savings Plan Account under the SERP, if any, shall become part of the Participant’s Company Contribution Account balance under this Plan. Following the conversion, the Participant’s SERP Savings Plan Account shall no longer be credited with interest income under the terms of the SERP, but shall instead be credited or debited with earnings, gains or losses under one or more Measurement Funds elected by the Participant, in accordance with Section 3.9 of the Plan.

1.3
Payment Elections. With respect to each Participant in the SERP who first becomes a Participant in this Plan when his or her SERP Savings Plan Account becomes part of the Company Contribution Account balance under this Plan, on or prior to July 1, 2006, such Participant must complete a Retirement Benefit election in accordance with Article 6, a Disability Benefit election in accordance with Article 8. Such Participant may also (but need not) irrevocably elect to receive a single lump sum Change in Control Benefit upon the occurrence of a Change in Control in accordance with Article 5 of the Plan. With respect to each Participant in the SERP who is a Participant in this Plan when his or her SERP Savings Plan Account becomes part of the Company Contribution Account balance under this Plan, such Participant’s prior payment elections with respect to the Participant’s Company Contribution Account shall apply to the SERP Savings Plan Accounts.

1.4
Company Contribution Amount. In addition to such Company Contribution Amounts as may be made under Section 3.5 of the Plan, for each Plan Year, the Company Contribution Account of each Participant who qualifies as an Active Participant under the SERP shall be credited with a Company Contribution Amount determined under this Section 1.4. Such Company Contribution Amount for any Plan Year shall be the difference, if any, between:

(a)
the amount of the Active Participant’s “discretionary contribution” which would have been credited under the CHS Inc. Savings Plan for the Plan Year if: (i) the limitations on benefits imposed by Sections 401(a)(17) and 415 of the Code were disregarded; and (ii) compensation deferred upon the election of the Participant under this Plan were taken into account as includible compensation under the Savings Plan (except that amounts deferred or paid under any mandatory deferral portion of any long‑term incentive

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CHS Inc.
Deferred Compensation Plan
Master Plan Document

compensation program maintained by the Company or any Employer shall be disregarded for this purpose); and

(b)	the actual amount of discretionary contribution that is allocated on behalf of such Participant under the provisions of the Savings Plan for such Plan Year

1.5
Company Restoration Matching Amounts. In addition to such Company Restoration Matching Amounts as may be made under Section 3.6 of the Plan, for each Plan Year, the Company Restoration Matching Account of each Participant who qualifies as an Active Participant under the SERP shall be credited with a Company Restoration Matching Amount in determined under this Section 1.5. Such Company Restoration Matching Amount for any Plan Year shall be the difference, if any, between:

(a)
the amount of the Active Participant’s “matching contribution” which would have been credited under the CHS Inc. Savings Plan for the Plan Year if: (i) the limitations on benefits imposed by Sections 401(a)(17), 402(g) and 415 of the Code were disregarded; (ii) compensation deferred upon the election of the Participant under this Plan were taken into account as includible compensation under the Savings Plan (except that amounts deferred or paid under any mandatory deferral portion of any long‑term incentive compensation program maintained by the Company or any Employer shall be disregarded for this purpose); and (iii) for such Plan Year, the Participant made a “before tax contribution” (as defined in the Savings Plan) of the lesser of: (A) six percent (6%) of the Participant’s includible compensation as revised under (i) and (ii) above, or (B) the maximum before‑tax contribution, stated as a percentage of such compensation, which is permitted under the Savings Plan to be made by such Participant for that Plan Year, and

(b)
the actual amount of matching contribution that is allocated on behalf of such Participant under the provisions of the Savings Plan for such Plan Year (not in excess of the maximum dollar limit in effect for such Plan Year under Section 402(g) of the Code).

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CHS Inc.
Deferred Compensation Plan
Master Plan Document

CHS INC.
DEFERRED COMPENSATION PLAN
APPENDIX D
Agriliance LLC Deferred Compensation Plan Accounts
Except where expressly defined in this Appendix, the capitalized terms used herein shall have the same meanings as the same terms in the Plan document.

1.1
History. In connection with the Company’s purchase of certain assets of Agriliance LLC (“Agriliance”), the Company assumed deferred compensation obligations under the Agriliance LLC Deferred Compensation Plan (“Agriliance Plan”) for those Participants who transferred employment to the Company as part of the asset purchase.

1.2
Transfer of Account Balances. For those Participants who transferred employment to the Company as part of the asset purchase, all voluntary deferrals previously deferred pursuant to the terms of the Agriliance Plan shall become part of the Participant’s Deferral Account balance under this Plan. Following the conversion, the Participant’s Agriliance Plan account shall no longer be credited with earnings, gains or losses under the terms of the Agriliance Plan, but shall instead be credited or debited with earnings, gains or losses under one or more Measurement Funds elected by the Participant, in accordance with Section 3.9 of the Plan.

1.3
Payment Elections. With respect to each Participant in the Agriliance Plan who becomes a Participant in this Plan, such Participant must upon commencement of participation complete a Beneficiary Designation Form, a Retirement Benefit election in accordance with Article 6 and a Disability Benefit election in accordance with Article 8. Such elections and Beneficiary designations shall apply both to deferrals previously made under the Agriliance Plan and to new deferrals, if any, made under this Plan. Such Participant may also (but need not) irrevocably elect to receive a single lump sum Change in Control Benefit upon the occurrence of a Change in Control in accordance with Article 5 of the Plan. All of the foregoing elections must be made on or before December 31, 2008 and must comply in all other respects with special transition rules issued by the IRS and the U.S. Department of Treasury in connection with the implementation of Section 409A of the Code.

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CHS Inc.
Deferred Compensation Plan
Master Plan Document

CHS INC.
DEFERRED COMPENSATION PLAN
APPENDIX E
Cofina Deferred Compensation Plan Accounts
Except where expressly defined in this Appendix, the capitalized terms used herein shall have the same meanings as the same terms in the Plan document.

1.1
History. In connection with the Company’s acquisition of one hundred percent (100%) of Cofina Financial, LLC, a Minnesota limited liability company (“Cofina”), the Company assumed all deferred compensation obligations under the Cofina Financial, LLC Deferred Compensation Plan (“Cofina Plan”).

1.2
Transfer of Account Balances. All deferrals previously deferred pursuant to the terms of the Cofina Plan shall become part of the Participant’s Deferral Account balance under this Plan. Following the conversion, the Participant’s Cofina Plan account shall no longer be credited with earnings, gains or losses under the terms of the Cofina Plan, but shall instead be credited or debited with earnings, gains or losses under one or more Measurement Funds elected by the Participant, in accordance with Section 3.9 of the Plan.

1.3
Payment Elections. The Cofina Plan is maintained under a document entitled “Cofina Financial, LLC Deferred Compensation Plan, Master Plan Document”, as amended by two amendments. The terms of the Cofina Plan are, in all material respects, identical to this Plan. Accordingly, with respect to each Participant in the Cofina Plan, such Participant’s Beneficiary Designation Form, Retirement Benefit election, Disability Benefit election and Change in Control benefit election (if any) made in accordance with Articles 5, 6 and 8 of the Cofina Plan shall continue in effect, both with respect to deferrals previously made under the Cofina Plan and new deferrals, if any, made under this Plan. In addition, if the Participant has a Scheduled Distribution election in effect with respect to any Annual Deferral Amount under the Cofina Plan, such election shall remain in effect following transfer to this Plan.

4827-4983-7091\2 5/20/2015

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